PNTV

$30,000 PROMISSORY NOTE

FOR VALUE RECEIVED, Players Network, a Nevada corporation (the “Borrower”) promises to pay to Steve Howard (the “Lender”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein. This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Lender (the “Effective Date”).

The Principal Sum is $30,000 (Thirty thousand) plus accrued and unpaid interest and any other fees. The Consideration is $30,000 (Thirty Thousand) payable by wire The Lender may pay additional Consideration to the Borrower in such amounts and at such dates as Lender may choose in its sole discretion.

The Maturity Date is one year from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable. The Conversion Price is a 22% discount or 78% of the average 10-day market price prior to the conversion, plus 8% accrued interest on a annual accrual.

1. Conversion. The Lender has the right, at any time after the Maturity Date, at its election, but within 18 months from the issuance date to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Borrower as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. Conversions may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to Lender regarding any variable or calculation of the conversion notice within 48 hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Borrower shall deliver the shares from any conversion to Lender (in any name directed by Lender) within 5 (five) business days of conversion notice delivery. If the Lender does not convert within 18 months the Borrower has the right to convert the outstanding principle and interest to common stock as per the Conversion Price,

3. Conversion Delays. If Borrower fails to deliver shares in accordance with the timeframe stated in Section 2, Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $200 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Note (under Lender’s and Borrower’s expectations that any penalty amounts will tack back to the original date of the Note).

4. Reservation of Shares. At all times during which this Note is convertible, the Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note.

5. Default. The following are events of default under this Note: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as “DTC Eligible” or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC.

8. Remedies. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price

9. No Shorting. Lender agrees that so long as this Note from Borrower to Lender remains outstanding, Lender will not enter into or effect “short sales” of the Common Stock or hedging transaction, which establishes a net short position with respect to the Common Stock of Borrower. Borrower acknowledges and agrees that upon delivery of a conversion notice by Lender, Lender immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

10. Assignability. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval.

11. Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Clark County, in the State of Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

12. Delivery of Process by Lender to Borrower. In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

13. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

15. Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Borrower:	Lender:

/s/ Mark Bradley	/s/ Steve E. Howard

Players Network
Mark Bradley
Players Network	Its Principal
Chief Executive Officer

Date:	6-16-16	Date:	6-16-16